                                                                  Exhibit 99.1

                               USWEB CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                             _______________, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of USWeb Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated ____________, 2000, and hereby appoints Robert Shaw and Carolyn Aver, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of USWeb Corporation, to be held on _____________, 2000, at 9:00 a.m., Pacific Standard Time, at the Company's offices at 410 Townsend Street, San Francisco, California 94107 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO MERGE WITH A SUBSIDIARY OF WHITTMAN-HART, INC. AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE

                (CONTINUE AND TO BE SIGNED ON REVERSE SIDE)

     Please mark your
/X/  votes as indicated
     in this example.



   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF FOLLOWING PROPOSALS.

1. Proposal to approve the merger                FOR      AGAINST      ABSTAIN
   under the Agreement and Plan of              /  /       /  /         /  /
   Merger, dated as of December 12, 1999
   by and among Whittman-Hart, Inc., and
   Uniwhale, Inc. and USWeb Corporation.


2. The proxies are authorized to vote            FOR      AGAINST      ABSTAIN
   in their discretion upon such other          /  /       /  /         /  /
   business as may properly come before
   the meeting.


                            I PLAN TO ATTEND THE MEETING               /  /

                            COMMENTS/ADDRESS CHANGE
                            Please mark this if you have written      /  /
                            comments/address on the reverse side


________________________    _________________________   Date: _____________
     Signature                     Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).